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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------

To the Board of Directors and Stockholders
Sel-Leb Marketing, Inc.


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement (No. 333-19625) on Form S-8 which was previously filed by Sel-Leb Marketing, Inc. (the "Company") of our report on the consolidated financial statements of the Company and its subsidiary, dated March 24, 2000, which report appears elsewhere in this Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 1999.

                                                      J.H. COHN LLP

Roseland, New Jersey
March 24, 2000